UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 30, 2008

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40th St., Suite 300, Phoenix, AZ		85018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition

In connection with our filing on July 23, 2008 under Item 2.02 on Form 8-K and the related press release and financial statements filed as an exhibit thereto, a rounding error appeared in the Company’s Consolidated Statements of Income with respect to the “Earnings per common share” amounts (both Basic and Diluted) shown for the quarter ended June 30, 2007, each of which were presented as $0.01.  The actual “Earnings per common share” amounts (both Basic and Diluted) for the quarter ended June 30, 2007 was $0.017, which was previously rounded up and reported as $0.02 in our Form 10-Q for the quarter ended June 30, 2007.  The amount was inadvertently rounded down to $0.01 in our July 23, 2008 press release.  This report on Form 8-K/A is being filed to correctly present the “Earnings per common share” amounts (both Basic and Diluted) for the quarter ended June 30, 2007 as $0.02.  Correction of this rounding error does not affect the “Earnings per common share” amounts (both Basic and Diluted) shown for the quarter ended June 28, 2008, the six months ended June 28, 2008, or the six months ended June 30, 2007, and does not affect any percentage comparison in our July 23, 2008 press release between results of the current quarter and the current six month period against the quarter ended June 30, 2007 and the six months ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	July 30, 2008
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer